As filed with the Securities and Exchange Commission on March 1, 2007

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
Under
The Securities Act of 1933

DEERE & COMPANY
(Exact name of registrant as specified in its charter)

Delaware	36-2382580
(State or other jurisdiction of	(I.R.S. employer identification no.)
incorporation or organization)

One John Deere Place, Moline, Illinois  61265
(Address of principal executive offices)

JOHN DEERE SAVINGS AND INVESTMENT PLAN
(Full title of the plan)

Marc A. Howze
Corporate Secretary
Deere & Company
One John Deere Place
Moline, Illinois 61265
309-765-5467
(Name and address and telephone number of agent for service)

Calculation of Registration Fee

Title of securities to be registered	Amount to be registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of Registration Fee
Common Stock, $1 par value	4,000,000 Shares(1)	$113.40(2)	$453,600,000(2)	$13,925.52(2)

(1)                                  In addition, pursuant to Rule 416(c) under the Securities Act of 1933, the registration statement also covers an   indeterminate amount of interests to be offered or sold pursuant to the John Deere Savings And Investment Plan.

(2)                                  The proposed maximum offering price, per share and in the aggregate, is being estimated solely for the purpose of computing the registration fee. In accordance with Rule 457(h) and (c), the per share maximum offering price used in this computation is equal to the average of the high and low prices of the common stock of the registrant reported on the New York Stock Exchange Composite Tape on February 26, 2007.

In accordance with rule 429, the prospectus contained in this registration statement also relates to the securities registered on form S-8 nos. 333-62665, 33-55549, 33-49742 and 2-90384 (the “Prior Registration Statements”).

PART I - INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933 General Instruction E and the Note to Part I of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Registration of Additional Securities

This Registration Statement is being filed to register additional securities of the same class as those for which registration statements on Form S-8, file number 333-62665, 33-55549, 33-49742 and 2-90384 relating to the John Deere Savings and Investment Plan are effective.

Item 3.    Incorporation of Documents by Reference.

The Prior Registration Statements (as defined above) heretofore filed with the Securities and Exchange Commission (the “Commission”) by Deere & Company (“Deere”) are incorporated by reference in this Registration Statement. In addition, the following documents filed by Deere with the Commission are incorporated herein by reference:

1.                                       Deere’s annual report on Form 10-K for the fiscal year ended October 31, 2006;

2.                                       Deere’s definitive proxy statement dated January 16, 2007 filed in connection with its annual meeting held February 28, 2007;

3.                                       Deere’s current reports on Form 8-K dated November 21, 2006 (Items 2.02 and 8.01, and Item 9.01), November 29, 2006 (Item 5.02), November 29, 2006 (Items 5.03 and 9.01) and February 14, 2007 (Items 2.02 and 8.01, and Item 9.01);

4.                                       The description of Deere’s common stock contained in Deere’s registration statement on Form 8-B dated July 3, 1958 as amended on Form 8 dated February 17, 1981, including any amendment or supplement updating such description; and

5.                                       The description of Deere’s Preferred Stock Purchase Rights included in the registration statement on Form 8-A filed December 10, 1997.

All documents subsequently filed by Deere pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 prior to the filing of a post-effective amendment which indicates that all the shares of Deere’s Common Stock offered hereby have been sold or which deregisters all the shares of Deere’s Common Stock then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.  Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.    Description of Securities.

Not applicable.

Item 5.    Interests of Named Experts and Counsel.

The validity of the shares offered under the Registration Statement is being passed upon for Deere by James R. Jenkins, Senior Vice President and General Counsel of Deere.  Mr. Jenkins is an officer and employee of Deere and, as such, participates in various stock benefit plans of Deere. By reason of such participation, Mr. Jenkins owns and holds options to purchase and shares of Common Stock of Deere.

Item 6.    Indemnification of Directors and Officers.

Section 145 of the General Corporation Law of Delaware authorizes a corporation to indemnify directors and officers under certain prescribed circumstances and, subject to certain limitations, against certain costs and expenses, including attorneys’ fees, actually and reasonably incurred in connection with any action, suit or proceeding, whether civil, criminal, administrative or investigative, to which any of them is a party by reason of his being a director or officer of the corporation if it is determined that he acted in accordance with the applicable standard of conduct set forth in such statutory provision. Article Seventh of the Certificate of Incorporation of Deere provides in effect that Deere shall provide certain indemnification to such persons.

Deere has contracts of indemnification with its directors and officers providing that they shall be indemnified to the fullest extent permitted by law.  The contracts also provide: (1) that, in the event of a change in control, determinations concerning indemnification shall thereafter be made by independent counsel, instead of the board of directors; (2) that, if indemnification is not available, in whole or in part, contribution shall be paid by Deere in a proportion based upon the relative benefits to, and relative fault of, Deere and the director or officer in the action or inaction, and other equitable considerations; and (3) that any legal action, brought by or on behalf of Deere against any director or officer party to such contract, shall be brought within the shorter of two years from the date of accrual of such cause of action or the applicable period of limitations for such cause of action.

The directors and officers of Deere are insured, under policies of insurance maintained by Deere, within the limits and subject to the limitations of the policies, against certain expenses in connection with the defense of actions, suits or proceedings, to which they are parties by reason of being or having been such directors or officers.

Item 7.    Exemption from Registration Claimed.

Not applicable.

Item 8.    Exhibits.

4.1                                 Certificate of Incorporation of Deere, as amended (incorporated by reference to Exhibit 3.1 to Deere’s annual report on Form 10-K for the fiscal year ended October 31, 1999, Securities and Exchange Commission File Number 1-4121).

4.2                                 By-Laws of Deere, as amended (incorporated by reference to Exhibit 3 to Deere’s report on Form 8-K dated November 29, 2006).

5.1           Opinion and consent of James R. Jenkins, Senior Vice President and General Counsel of Deere.

5.2           Internal Revenue Service Determination Letter.

15            Not applicable.

23.1         Consent of James R. Jenkins, Senior Vice President and General Counsel of Deere (included in Exhibit 5.1).

23.2         Consent of Deloitte & Touche LLP.

24            Power of Attorney (included on signature page).

Item  9.   Undertakings.

    (a)       Rule 415 Offering.

Deere hereby undertakes

(1)                                  To file, during any period in which offers or sales are being made, a post-effective  amendment to this Registration Statement:

(i)                                     To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)                                  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)                               To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2)                                  That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3)                                  To remove from registration by means of post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)-(6)                Not applicable.

(b)                                                                                 Filings Incorporating Subsequent Exchange Act Documents by Reference.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)-(g)                                                               Not applicable.

(h)                                                                                 Undertaking Regarding Indemnification Provisions.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(i)-(l)                                                                      Not applicable.

SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement or amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Rock Island, State of Illinois, on March 1, 2007.

DEERE & COMPANY

By:	/s/ R. W. Lane
Robert W. Lane
Chairman and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement or amendment has been signed by the following persons in the capacities and on the date indicated.

Each person signing below hereby appoints Robert W. Lane, Marc A. Howze and Samuel R. Allen, and each of them singly, his or her lawful attorney-in-fact with full power to execute and file all amendments to this registration statement, and generally to do all such things, as such attorney-in-fact may deem appropriate to enable Deere & Company to comply with the provisions of the Securities Act of 1933 and all requirements of the Securities and Exchange Commission.

Signature	Title	Date

/s/ C. C. Bowles	Director	)
Crandall C. Bowles		)
)
/s/ Vance D. Coffman	Director	) March 1, 2007
Vance D. Coffman		)
)
/s/ T. Kevin Dunnigan	Director	)
T. Kevin Dunnigan		)
)
/s/ Dipak C. Jain	Director	)
Dipak C. Jain		)

Signature	Title	Date

/s/ Arthur L. Kelly	Director	)
Arthur L. Kelly		)
)
/s/ R.W. Lane	Chairman, Chief Executive Officer and	)
R. W. Lane	Director (principal executive officer))
)
/s/ Michael J. Mack, Jr.	Senior Vice President and Chief	)
Michael J. Mack, Jr.	Financial Officer (principal financial	)
officer and principal accounting officer))
)
/s/ Antonio Madero B.	Director	) March 1, 2007
Antonio Madero B.		)
)
/s/ Joachim Milberg	Director	)
Joachim Milberg		)
)
/s/ Richard B. Myers	Director	)
Richard B. Myers		)
)
/s/ Thomas H. Patrick	Director	)
Thomas H. Patrick		)
)
/s/ Aulana L. Peters	Director	)
Aulana L. Peters		)
)

The Plan. Pursuant to the requirements of the Securities Act of 1933, the plan administrator has duly caused this registration statement or amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the county of Rock Island, State of Illinois on March 1, 2007.

JOHN DEERE SAVINGS AND INVESTMENT  PLAN, DEERE & COMPANY, PLAN ADMINISTRATOR

By:          /s/ Samuel R. Allen

Samuel R. Allen, President, Worldwide
Construction & Forestry Division, John Deere
Power Systems and Corporate Human Resources

INDEX TO EXHIBITS

Exhibit Number	Description of Exhibit	Page

4.1

Certificate of Incorporation of Deere, as amended (incorporated by reference to Exhibit 3.1 to Deere’s annual report on Form 10-K for the fiscal year ended October 31, 1999, Securities and Exchange Commission File Number 1-4121).

4.2	By-Laws of Deere, as amended (incorporated by reference to Exhibit 3 to Deere’s report on Form 8-K dated November 29, 2006).

5.1	Opinion and consent of James R. Jenkins, Senior Vice President and General Counsel of Deere.	A-1

5.2	Internal Revenue Service Determination Letter.	B-1

15	Not Applicable.

23.1	Consent of James R. Jenkins, Senior Vice President and General Counsel of Deere (included in Exhibit 5.1).

23.2	Consent of Deloitte & Touche LLP.	C-1

24	Power of Attorney (included on signature page).